RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.Name of Portfolio/Series:Neuberger Berman Advisers Management Trust

2.Name of Issuer:Baldor Electric Company

3.Date of Purchase:1/25/2007

4.Underwriter from whom purchased:BNP Paribas

5.Affiliated Underwriter managing or participating in underwriting syndicate: Lehman

6.Is a list of the underwriting syndicates members attached?
  Yes   X   	No   __

7.Aggregate principal amount of purchase by all investment companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion and exercised such discretion
with respect to the purchase: 	5,000,000

8.Aggregate principal amount of offering:550,000,000

9.Purchase price (net of fees and expenses):100

10.Date offering commenced:1/25/2007

11.Offering price at close of first day on which any sales were made:100

12.Commission, spread or profit: ___2.00___%       $_____/share

13.Have the following conditions been satisfied?             Yes  No

   a.The securities are:

     part of an issue registered under the Securities
     Act of 1933 which is being offered to the public         X


     part of an issue of Government Securities


     Eligible Municipal Securities


     sold in an Eligible Foreign Offering or
     sold in an Eligible Rule 144A offering?


(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)

    b.(1)The securities were purchased prior to the end
         of the first day on which any sales were made, at
         a price that is not more than the price paid by
         each other purchaser of securities in that offering
         or in any concurrent offering of the securities
         (except, in the case of an Eligible Foreign
         Offering, for any rights to purchase that are
         required by law to be granted to existing
         security holders of the issuer) OR                   X

      (2)If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

     c.The underwriting was a firm commitment underwriting?   X

     d.The commission, spread or profit was reasonable and
       fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with
       comparable recent offerings)?                          X

     e.The issuer of the securities, except for Eligible
       Municipal Securities, and its predecessors have been in continuous operation for not less than three years. X

     f.(1)The amount of the securities, other than those
          sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase,did not exceed 25% of the
          principal amount of the offering OR                 X

       (2)If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

       (i)The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

       (ii)The principal amount of the offering of such class in any concurrent pubic offering?

     g.(1)No affiliated underwriter of the Fund was a direct
          or indirect participant in or beneficiary of the
          sale OR                                             X

       (2)With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

     h.Information has or will be timely supplied to the
       appropriate officer of the Fund for inclusion on SEC
       Form NSAR and quarterly reports to the Board?         X



Approved:		              Date:





RULE 10f3 COMPARABLES FORM


Name of Issue Purchased by Fund:    BEZ 8.625 02/15/2017

Comparison # 1
Comparison # 2
Comparison # 3
Security Name
(include cusip)
Esco Corp 8.625
2013, CUSIP
296313AA7
RBS Global &
Rexnord Corp
9.5 2014, CUSIP
75524DAA8
Baldor Electric
Co 8.625 2017,
CUSIP
057741AA

Yield to Maturity
8.625 at 100,
+415
9.5 at 100, +445
8.625 at 100,
+375

Type of Offering
(e.g., registered, 144A)

144A for Life
144A with reg
rights
Registered

Date offering commenced

12/12/06

07/14/2006
01/25/2007


Offering Price at Issue


100


100


100

Was an affiliate managing
or a member of the
syndicate?
(this is not required and it is
preferable that the comparable not
include an affiliate).



No


Yes


Yes

Spread ($) or (%)
2.0
2.25
2.0
Note: Minimum of two comparisons must be completed for each purchase.



B1